Adamis Pharmaceuticals Corporation 8-K

Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED TO AN ACCREDITED INVESTOR IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date:  January 11, 2010
Original Conversion Price (subject to adjustment herein): $0.20

Original Principal Amount:  $____________

ADAMIS PHARMACEUTICALS CORPORATION
10% SENIOR SECURED CONVERTIBLE NOTE

THIS NOTE is one of a series of duly authorized and validly issued 10% Senior Secured Convertible Notes of ADAMIS PHARMACEUTICALS CORPORATION, a Delaware corporation (the “Company”), having its principal place of business at 2658 Del Mar Heights Rd., #555, Del Mar, CA 92014, designated as its 10% Senior Secured Convertible Notes (this Note, the “Note” and, collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to the order of _____________________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of US$_______________ on the date which is nine (9) months following the Original Issue Date hereof (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay accrued and unpaid interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

The Company’s obligations under this Note shall be, effective as of the Original Issue Date, secured by the Collateral (as defined in the Security Agreement), pursuant to the terms of the Security Documents.  This Note shall constitute “Senior Indebtedness” under and as defined in the G-Max Note.

This Note is subject to the following additional provisions:

Section 1.             Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note (a) initially capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (including without limitation those incorporated therein by reference) and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Common Stock Equivalents” mean Convertible Securities and/or Options.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issued or issuable upon conversion or redemption of this Note in accordance with the terms hereof, including without limitation shares of Common Stock issued or issuable as interest hereunder or as damages under the Transaction Documents.

“Default Conversion Price” shall mean the lesser of (a) the Conversion Price otherwise in effect at the time of the applicable Conversion Date and (b) 50% of the average of the three (3) lowest Closing Bid Prices during the twenty (20) consecutive Trading Days immediately preceding the applicable Conversion Date.

“Event of Default” shall have the meaning set forth in Section 8.

“G-Max Note” means that certain convertible promissory note issued by the Company on or about December 29, 2009 to The G-Max Trust in the original principal amount of $500,000.

“Late Fees” shall have the meaning set forth in Section 2(b).

“Mandatory Default Amount”  means the sum of (i) the greater of (A) 120% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest hereon, or (B) the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, whichever has a lower price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Note Register” shall have the meaning set forth in Section 2(a).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence this Note.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes, (b) the Indebtedness existing on the Closing Date, provided that the terms of any such Indebtedness have not been changed in a manner substantially adverse to either the Company or the Holder from the terms existing on the Closing Date, (c) lease obligations and purchase money indebtedness of up to $200,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, and (d) Indebtedness that (i) is expressly subordinate to the Notes pursuant to a written subordination agreement with the Purchasers that is acceptable to the Requisite Purchasers in their sole and absolute discretion, (ii) matures on a date no earlier than 91 days following the Maturity Date, (iii) is unsecured, and (iv) is approved in advance in writing by the Requisite Purchasers (which approval may be denied in the Purchasers’ sole and absolute discretion, provided that the Purchasers shall not unreasonably withhold approval for up to $500,000 in the aggregate of such Indebtedness incurred after the Original Issue Date).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; and (c) Liens created pursuant to the Security Documents entered into in connection with the issuance of the Notes.

“Purchase Agreement” means the Securities Purchase Agreement pursuant to which this Note was issued, dated on or about the date hereof, among the Company and the original purchasers of Notes, as amended, modified or supplemented from time to time in accordance with its terms.

“Share Delivery Date” shall have the meaning set forth in Section 4(d).

Section 2.             Interest; Late Fees.

a)           Interest.  Interest shall accrue daily and compound monthly on the outstanding principal amount of this Note at a rate per annum equal to 10% and shall be due and payable on the first Business Day of each month in cash.  On the Maturity Date, the Company shall pay to the Holder all accrued but unpaid interest hereunder.  Interest shall be calculated on the basis of a 360-day year and actual days elapsed.  Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

b)           Late Fees.  All overdue accrued and unpaid amounts to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law (“Late Fees”) which shall accrue daily from the date such amount is due hereunder through and including the date of actual payment in full.

Section 3.             Registration of Transfers and Exchanges.

a)           Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be payable for such exchange.

b)           Investment Representations.  This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred, assigned, pledged or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)           Reliance on Note Register.  Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.             Conversion.

a)           Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof).  The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted, including accrued but unpaid interest thereon, and the date on which such conversion shall be effected (such date, which date shall be no earlier than the date on which the Company is deemed to receive the Notice of Conversion, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b)           Conversion Price.  The conversion price shall be equal to $0.20, subject to adjustment herein (the “Conversion Price”).

c)           Conversion Limitation – Holder’s Restriction on Conversion. Notwithstanding anything to the contrary contained herein, the Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note (or otherwise acquire Conversion Shares with respect to this Note), to the extent that after giving effect to the issuance of Common Stock upon such conversion (or other issuance), the Holder Group would beneficially own in excess of the Maximum Ownership Percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon such conversion (including for such purpose the shares of Common Stock issuable upon such conversion or issuance) (“Beneficial Ownership Limitation”).  For purposes of calculating the Beneficial Ownership Limitation, the number of shares of Common Stock beneficially owned by the Holder Group shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (including without limitation Regulation 13D-G), provided, however, that such beneficial ownership shall exclude any shares of Common Stock issuable upon conversion, exchange or exercise of (or purchase of Common Stock under) any Convertible Securities or Options outstanding at the time of determination and beneficially owned by the Holder Group which contain a limitation on conversion, exchange, exercise or purchase analogous to the Beneficial Ownership Limitation contained herein.  To the extent that the Beneficial Ownership Limitation contained herein applies, the determination of whether and to what extent this Note is convertible (vis-à-vis other Convertible Securities or Options, including without limitation other Notes, beneficially owned by the Holder Group) shall be on the basis of first submission to the Company for conversion, exchange, exercise or purchase, as the case may be, or as otherwise determined in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether and to what extent this Note is convertible (vis-à-vis such other Convertible Securities or Options), in each case subject to the Beneficial Ownership Limitation.  In determining the number of outstanding shares of Common Stock for purposes of calculating the Beneficial Ownership Limitation, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Periodic Report containing such information, (ii) a more recent public announcement by the Company, or (iii) any other notice or disclosure by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding, and the Holder may rely on knowledge it may have concerning any shares of Common Stock issued which are not reflected in the preceding clauses (i) through (iii) (e.g., issuances to the Holder upon a prior Note conversion since the date as of which such number of outstanding shares of Common Stock was reported).  Upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  Each delivery of a Notice of Conversion by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section 4(c) and determined, based on this Section 4(c), that the issuance of the full number of Conversion Shares requested in such Notice of Conversion is permitted under this Section 4(c), and the Company shall have no obligation to verify or confirm such determination.  No conversion of this Note in violation of this Section 4(c) but otherwise in accordance with this Note shall affect the status of the Conversion Shares as validly issued, fully-paid and nonassessable.  By written notice to the Company, the Holder may at any time and from time to time increase or decrease the Maximum Ownership Percentage to any other percentage specified in such notice (or specify that the Beneficial Ownership Limitation shall no longer be applicable), provided, however, that (A) any such increase (or inapplicability) shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company, (B) any such increase or decrease shall apply only to the Holder and not to any other holder of Notes, and (C) the Maximum Ownership Percentage shall not be less than 4.9%.  The provisions of this Section 4(c) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this provision (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The Beneficial Ownership Limitation contained in this Section shall apply to a successor Holder of this Note.  If at any time the Beneficial Ownership Limitation makes this Note unconvertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of this Note as and when shares of Common Stock may be issued in compliance with such limitation.

d)   Mechanics of Conversion.

i.           Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price.

ii.          Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the Legend Removal Date and provided that the Conversion Shares may be sold without restrictions pursuant to the provisions of Rule 144, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note.  On or after the date which is six months following the Original Issue Date on which this Note is issued (or six months following the date that the New Note is issued, in the event the Merger occurs and the holding period for this Note may not be tacked to the holding period of the New Note under applicable securities laws), the Company shall use its best efforts to deliver any certificate(s) or shares required to be delivered by the Company under this Section 4 electronically through the Depository Trust Company or another established clearing corporation performing similar functions (provided that to the extent reasonably requested the Holder may be required to covenant to the Company in writing that it will sell such shares only in compliance with Rule 144 or Section 4(1) of the Securities Act if such shares are not registered for resale under the Securities Act).  The Company’s obligation in the immediately preceding sentence shall not apply with respect to a Holder that is an Affiliate.

iii.         Failure to Deliver Certificates.  If in the case of any Notice of Conversion such certificate(s) or shares are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Company.

iv.         Obligation Absolute; Partial Liquidated Damages.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to the Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment.  In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  If the Company fails for any reason to deliver to the Holder such certificate(s) or shares pursuant to Section 4(d)(ii) by the second Trading Day after the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered.  Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.          Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate(s) or shares by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof, provided that the liquidated damages provided for in subsection 4(d)(iv) above with respect to Conversion Shares subject to a Buy-In shall cease accruing on the date on which the Company pays the Holder such Buy-In amount payable pursuant to this paragraph if the Holder elects to then cancel such conversion pursuant to clause (B) above.

vi.         Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments of Section 5) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii.        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.       Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.             Certain Adjustments.

a)           Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock as a class or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)           Subsequent Equity Sales.  The Conversion Price is subject to Full Ratchet Anti-Dilution Adjustment.  Any issuance of any La Jolla Common Stock pursuant to or contemplated by the Merger Agreement, and the Reverse Stock Split (as defined in the Merger Agreement), shall constitute and be deemed a Subsequent Issuance of Company Common Stock for purposes of the Full Ratchet Anti-Dilution Adjustment, and the Subsequent Issuance Price in connection therewith shall equal the Adamis Discounted Share Price (as defined in the Merger Agreement) (e.g., if the Adamis Discounted Share Price is less than the Conversion Price, the Conversion Price shall be reduced to equal such Adamis Discounted Share Price).

c)           Subsequent Rights Offerings.  If the Company, at any time while the Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares issued (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d)           Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (and not to the Holders in their capacity as holders of Notes) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith.  In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e)           Fundamental Transaction. If, at any time while this Note is outstanding, the Company effects or there otherwise occurs a Fundamental Transaction, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  Without limiting the foregoing, the Company shall cause La Jolla, effective immediately the upon the consummation of the Merger in accordance with the terms of the Merger Agreement, to (i) assume all obligations under this Note (provided that the Company shall remain liable hereunder), (ii) issue to the Holder a new Note payable by La Jolla and convertible into La Jolla Common Stock in substitution and exchange for this Note (“New Note”), (iii) enter into a security agreement and such other security documents (including without limitation UCC-1 financing statements) as may reasonably requested by the Requisite Purchasers to cause the New Note to be secured by a first priority perfected lien on all the assets of La Jolla and its subsidiaries (in addition to the assets of the Company and its Subsidiaries other than Biosyn), and (iv) cause each of its subsidiaries to enter into a security agreement and such other security documents (including without limitation UCC-1 financing statements) and a subsidiary guarantee as may reasonably requested by the Requisite Purchasers to cause the New Note to be guaranteed by, and secured by a first priority perfected lien on, all the assets of La Jolla’s subsidiaries (including without limitation the Company and its Subsidiaries other than Biosyn).  Such New Note shall be identical to this Note in all respects except that the Common Stock into which the New Note is convertible shall refer to the La Jolla Common Stock and the Conversion Price shall equal the Conversion Price in effect at such time (subject to any Full Ratchet Anti-Dilution Adjustment pursuant to Section 5(b) above), provided that such Conversion Price shall be further appropriately and equitably adjusted to provide the Holder with the same economic effect as contemplated by this Note before the Merger.  Any New Note issued hereunder is in substitution for and not in satisfaction of this Note.  Such New Note shall not constitute a novation or satisfaction and accord of this Note.  The Company (and La Jolla following the Merger) hereby acknowledges and agrees that such New Note shall amend, restate, modify, renew and continue the terms and provisions contained in the Note and shall not extinguish or release the Company, La Jolla or any of their Subsidiaries under any Transaction Document or otherwise constitute a novation of their obligations thereunder.  To the extent permitted under applicable securities laws, the holding period of the New Note shall be tacked to the holding period of this Note for purposes of Rule 144.  The Company shall not amend the Merger Agreement or any document entered into in connection therewith with the prior written consent of the Requisite Purchasers.

f)           Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g)           Notice to the Holder.

i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.          Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock as a class, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock as a class, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Note during the 15-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6.             No Prepayment/Redemption.  The Company may not prepay or redeem this Note in whole or in part without the prior written consent of the Holder, and to the extent the Company agrees with any other holder of Notes to prepay or redeem such holder’s Notes in whole or in part, the Company shall offer such prepayment or redemption of this Note on a pro rata basis on the same terms and conditions as agreed upon for such other Notes.  Notwithstanding anything contained herein, the Company shall redeem this Note to the extent required pursuant to Section 7(d)(ii)(D) of the Purchase Agreement.

Section 7.             Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a Subsidiary on any Closing Date) to, directly or indirectly:

a)           other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)           other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)           amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder (for clarification, amendments effected as necessary or appropriate to consummate the Merger as contemplated on the Original Issue Date in connection with the Merger shall not constitute changes materially and adversely affecting the Holders);

d)           repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares as permitted or required under the Transaction Documents and other than the repurchase of shares at a nominal price from current or former officers, directors or key employees of the Company pursuant to the terms of written agreements existing on the Original Issue Date of this Note;

e)           repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness (except for the Notes in accordance with the terms of the Notes), other than regularly scheduled principal and interest payments as such terms are in effect as of the Closing Date;

f)           repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness to any current or former employees, officers or directors of the Company;

g)           pay cash dividends or distributions on any equity securities of the Company;

h)           enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the directors of the Company other than the Affiliate who is a party to the transaction (even if less than a quorum otherwise required for board approval); or

i)           enter into any agreement with respect to any of the foregoing.

Section 8.             Events of Default.

a)           “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.           any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 5 Trading Days;

ii.          the Company shall fail to observe or perform in any material respect any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xiii) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 Trading Days after notice of such failure sent by the Holder or by any other Holder and (B) 10 Trading Days after the Company has become or should have become aware of such failure, or the Company shall be in default under the G-Max Note;

iii.         a material default or material event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;

iv.         any representation or warranty made in this Note, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.          the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

vi.         the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness, or money due under any long term leasing or factoring arrangement, including without limitation the G-Max Note, that (a) involves an obligation greater than $100,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.        if at any time the capital stock issuable upon conversion of this Note shall not be eligible for listing or quotation for trading on an Eligible Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days;

viii.       the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets (other than inventory in the ordinary course of business) in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction), except for the Merger provided the terms hereof and the other Transaction Documents are complied with;

ix.          if at any time after three months following the Closing Date the Company (or La Jolla following the Merger assuming this Note is then convertible into shares of La Jolla Common Stock) is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or has failed to file all reports required to be filed thereunder during the then preceding 12 months (or such shorter period that the Company was required to file such reports);

x.           if at any time after six months following the Closing Date, all the shares of Common Stock (or La Jolla Common Stock following the Merger) issued or issuable upon conversion of this Note (including any New Note for which this Note is exchanged) are not either (i) freely tradable pursuant to an effective Registration Statement which contains a current and available Prospectus covering the resale of such shares by the Holder, or (ii) freely tradable pursuant to Rule 144 without any volume restrictions, manner of sale requirements or notice requirements (or may be sold pursuant to Rule 144 with volume restrictions, manner of sale requirements or notice requirements if the Holder is an Affiliate of the Company), which shall be confirmed by counsel to the Company (reasonably acceptable to the Holder) in a legal opinion in form and substance typically provided under Rule 144 and reasonably acceptable to the Holder;

xi.          if any of the Security Documents ceases to be in full force and effect (including failure to create a valid and perfected first priority  lien (except  money, deposit accounts and insurance policies may not be perfected) on and security interest in substantially all the Collateral (as defined in the Security Agreement) and Intellectual Property of the Company and its Subsidiaries) at any time for any reason;

xii.         any material adverse change in the value of a material portion of the Collateral or Intellectual Property from the value as of the Closing Date;

xiii.        the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

xiv.        any monetary judgment, writ or similar final judicial or arbitration process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

xv.         if Dennis J. Carlo ceases to (a) serve in the capacity with the Company in which he serves as of the Closing Date and (b) perform the duties consistent with such capacity for similarly situated companies, provided that if such cessation is due to death, permanent disability, voluntary termination or termination by the Company for cause, then (A) an Event of Default shall not be deemed to have occurred unless and until the Company shall have failed to retain a replacement reasonably acceptable to the Requisite Purchasers within 60 days following such death, permanent disability, voluntary termination or termination by the Company for cause, and (B) following any such acceptable replacement this clause shall apply to such replacement in lieu of such person.

b)           Remedies Upon Event of Default. While an Event of Default occurs and is continuing, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  Notwithstanding any such election to accelerate, upon any Event of Default (i) the outstanding principal amount hereunder shall be automatically increased to equal 120% of the outstanding principal hereunder, and (ii) the Conversion Price hereunder shall be automatically adjusted to equal the Default Conversion Price.  After the occurrence and during the continuance of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.  Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b).  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.  For clarification and without limiting any of the foregoing, if an Event of Default occurs pursuant to Section 8(a)(x) above, the Conversion Price hereunder shall automatically be irrevocably adjusted to equal the Default Conversion Price and the outstanding principal amount hereunder shall be automatically and irrevocably increased to equal 120% of the outstanding principal hereunder.

Section 9.             Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address or mailing address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder.  Except as may otherwise be provided herein, any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or by email prior to 4:30 p.m. (New York City time) on a Trading Day, with electronic confirmation of such delivery, (ii) the first Trading Day immediately following the date of transmission, if such notice or communication is delivered via facsimile or by email not on a Trading Day or between 4:30 p.m. (New York City time) and  11:59 p.m. (New York City time) on any date, with electronic confirmation of such delivery, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address, facsimile and email address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

b)           Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.  This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c)           Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other reasonable costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

e)           Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver by the Company or the Holder must be in writing.

f)           Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)           Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i)           Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be reasonably satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

j)           Usury.  This Note shall be subject to the anti-usury limitations contained in the Purchase Agreement.

*********************

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo
Name:	Dennis J. Carlo
Title:	CEO

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 10% Senior Secured Convertible Note due _______________________ of ADAMIS PHARMACEUTICALS CORPORATION, a Delaware corporation (the Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the issuance shall comply with the transfer restrictions in the Purchaser Agreement and the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock pursuant to any prospectus.

Conversion calculations:
Date to Effect Conversion:

Principal Amount of Note to be Converted:

Interest Accrued on Account of Conversion at Issue:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or DWAC Instructions:

Broker No:

Account No: